LIONBRIDGE TO ACQUIRE CLS COMMUNICATION

Market-Leading Translation Solutions Company with $85 Million of Recurring Revenue in Financial
Services, Industrial, and Public Sector Markets Accelerates Lionbridge End Market Diversification

WALTHAM, Mass. – November 10, 2014 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced a definitive agreement to acquire CLS Communication, a privately-held provider of translation solutions to clients in the financial services, industrial, public sector and life sciences markets. The combination of Lionbridge and CLS will address growing demand for integrated, technology-enabled translation solutions that allow organizations to create, translate and manage digital content worldwide.

Lionbridge expects to purchase CLS Communication for approximately 74 million Swiss Francs, or approximately $77 million US Dollars in cash, subject to estimated cash and debt adjustments at closing and certain post-closing adjustments. The acquisition is being funded using Lionbridge’s existing cash and a new credit facility through its long-standing banking partner, HSBC, who is acting as the leading syndicator.

“As organizations continue to expand their online engagement across geographies and channels, the demand for integrated, global-scale translation services is accelerating,” said Rory Cowan, CEO, Lionbridge. “CLS is the ideal partner for Lionbridge with a proven track record of providing high-quality professional solutions to clients in diverse, highly-regulated industries. With highly complementary geographic reach and vertical market expertise, we believe this business combination positions Lionbridge as the clear market leader in global translation and content solutions worldwide.”

Headquartered in Zurich, Switzerland, with operations in 10 countries in Europe, North America and Asia, CLS provides Lionbridge with complementary geographic coverage and several long-standing, multi-million dollar relationships with clients in the financial services, industrial, public sector and life sciences markets. The Company has approximately 600 professionals including global program managers, linguists and language technology experts who create, optimize and translate highly complex technical, marketing and regulatory content for world leading brands.

“CLS realizes significant benefits by joining forces with Lionbridge,” said Matthias Trümpy, CEO of CLS Communication. “We expect to gain additional market presence and a proven global delivery platform to complement our existing operations. Our employees and clients will benefit from becoming part of a larger organization with a broader suite of solutions that span the full lifecycle of global content.”

Details about the announcement can be found on the announcement page on Lionbridge.com here.

Lionbridge expects the acquisition to close in the first quarter of 2015.

“As we focus on deploying our language technology, optimizing our combined operations, and reducing redundant overhead costs, we expect rapid synergies of the combined business. This allows us to accelerate our path to double digit EBITDA margin in 2016 as a combined business and accelerate our end market diversification,” continued Cowan.

The acquisition is expected to be accretive to non-GAAP earnings by approximately $0.07 to $0.12 per share in 2015 and accretive to non-GAAP earnings by approximately by $0.17 to $0.22 per share in 2016 depending on tax and timing of synergies. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and acquisition-related charges, amortization of acquisition-related intangible assets, and stock-based compensation. The financial impact of the acquisition is presented on a non-GAAP basis, as GAAP acquisition-related charges, including, but not limited to, amortization of purchased intangible assets and potential restructuring charges, are not currently determinable.

Union Square Advisors LLC is serving as exclusive financial advisor, and VISCHER Ltd. is serving as legal advisor to Lionbridge. William Blair & Company is serving as financial advisor, and Wenger & Vieli AG is serving as legal advisor to CLS.

Purchase price is based on based on CHF/USD exchange rate of 1.035.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expectations for growing demand for the combined companies, Lionbridge’s leadership position after the CLS acquisition, expected sales channels and delivery platform for CLS after the transaction, the expected purchase price and timing to complete the acquisition of CLS, expected synergies of the combined companies, expected revenue for 2015 and earnings 2015 and 2016 related to the acquisition of CLS and expected EBITDA of the combined company in 2016. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the termination of customer contracts prior to the end of their term; integration expense; reorganization or restructuring initiatives of one or more major clients or customers, which may impact such customer’s demand or requirements for Lionbridge’s services; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability Lionbridge’s dependence on clients’ product releases and production schedules to generate revenues; the loss of a major client or customer; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; risks associated with management of growth, transition and integration; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; costs associated with and consequential to the acquisition and integration of CLS Communications and benefits realized from the acquisition; risks associated with competition and competitive pricing pressures; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

Contacts:
Sara Buda
Lionbridge Technologies
sara.buda@lionbridge.com
Tel. +1-978-964-1404

Matthias Trümpy
CLS Communication
Mai: info-ch@cls-communication.com
Tel. +41 44 206 68 68